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                                                       Exhibit 10.22(a)



                                    AGREEMENT
                                    ---------

          AGREEMENT, dated as of May 4, 1995, by and among LEUCADIA NATIONAL CORPORATION, a New York corporation ("Employer"), and Lawrence S. Hershfield ("Executive").

                              W I T N E S S E T H:

          WHEREAS, Executive is employed as Executive Vice President of
     Employer;

          WHEREAS, Employer and Executive have agreed that Executive shall relocate for a period to Moscow and shall continue to provide services to, and shall continue to be compensated by, Employer (or its affiliates);

          WHEREAS, Employer and Executive agree that Executive will work and reside in Russia beginning on or about February 1995;

          WHEREAS, Employer and Executive have agreed that Executive will serve as President of, and provide services to, a wholly-owned subsidiary of Employer ("Leucadia International") to be formed by Employer to serve as the vehicle through which investment opportunities in Russia and the CIS will be explored and developed;

          WHEREAS, Executive has determined, based on his own planning relating to the anticipated United States and Russian tax consequences of his provision of services and residence in Russia, that the proper timing of his recognition of compensation income would be beneficial;

          WHEREAS, to address these objectives Employer and Executive desire, among other things, to accelerate the taxation and deductibility, for United States tax purposes, of certain salary otherwise expected to be paid by Employer (or its affiliates) to Executive; and

          WHEREAS, contemporaneously herewith Executive and Employer have entered into an Escrow and Security agreement (the "Escrow and Security Agreement") of even date herewith;

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:


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          SECTION ONE. -- ADDITIONAL COMPENSATION.
          ---------------------------------------

          Employer hereby agrees to pay to (or for the benefit of) Executive, as additional compensation, the sum of $100,000 (the "Fund Amount"), upon the terms and conditions hereinafter set forth.

          SECTION TWO. -- VESTING IN GENERAL.
          ----------------------------------

         Executive's right to receive the Fund Amount shall vest at 100% on the first day of the calendar year in which Executive is no longer treated as a Russian resident for Russian tax purposes; provided, however, Executive's right to receive the Fund Amount shall never vest if he is not employed by the Employer or any of its subsidiaries (the "Employer Group") as of September 30, 1995. Notwithstanding the preceding sentence, Executive's right to receive the Fund Amount shall be 100% vested if Executive dies or becomes disabled prior to September 30, 1995, if at the time of such death or disablement, Executive was employed by the Employer Group.

          For purposes of this Agreement, any portion of the Fund Amount vested pursuant to this Section Two shall be referred to as the "Vested Amount."

          SECTION THREE. -- PAYMENT.
          --------------------------

          The Vested Amount shall be paid by Employer to Executive in the calendar year ("the Payment Year") immediately following the last calendar year in which Executive was treated as a Russian resident for Russian tax purposes; provided that without the prior consent of Executive no such payment shall be made later than March 31 of the Payment Year.

          SECTION FOUR. -- ESCROW ARRANGEMENT.
          -----------------------------------

          The obligations of Employer to Executive hereunder shall be implemented and secured by way of the Escrow and Security Agreement. Toward that end, any payment obligation of Employer hereunder shall be satisfied, to the extent possible, by directing a release from the Escrow Amount (as defined in the Escrow and Security Agreement) of the appropriate amount to be paid to Executive. Such Escrow and Security Agreement shall be irrevocable and is intended by the parties to secure Employer's obligations to Executive hereunder, and to implement such obligations. As provided in the Escrow and Security Agreement, the escrow agent shall be Weil, Gotshal and Manges, the investment of the escrow funds shall be directed by the Chief Financial Officer of Employer, the income and earnings realized in respect of the escrow fund shall be distributed promptly to Employer, and the tax responsibility for such income and earnings shall be borne by Employer.


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          SECTION FIVE. -- TAX ELECTION.
          -----------------------------

          Executive shall timely and properly file an election under
     Section 83(b) of the Internal Revenue Code of 1986, in respect of his receipt, as compensation, of this Agreement and his interest in the escrow established pursuant to the Escrow and Security Agreement. Notwithstanding anything contained herein to the contrary, Executive's failure timely and properly to file such tax election shall result in the immediate termination of Employer's obligations hereunder and in a termination of the Escrow and Security Agreement, and an immediate return to Employer of the escrowed funds deposited by Employer pursuant to such Agreement.

          SECTION SIX. -- TAX WITHHOLDING.
          -------------------------------

          Executive agrees that Employer and/or its subsidiaries or affiliates shall effect all required tax withholdings in respect of the additional compensation paid pursuant to this Agreement. At Executive's election, $30,975 (the "Withheld Amount") of the Fund Amount shall be applied by the Employer in satisfaction of its withholding obligations. If Executive makes such election, the Escrow Agent (as defined in the Escrow and Security Agreement) shall be directed to release the Withheld Amount to Employer. Notwithstanding such election, the Withheld Amount shall remain unvested except as otherwise provided in Section Two hereof.

          SECTION SEVEN. -- AFFECT ON OTHER AGREEMENTS
          AND ARRANGEMENTS.
          --------------------------------------------

          This Agreement shall have no effect on the rights and obligations of the parties hereto under any other agreement. Notwithstanding this Agreement, Employer (or its affiliates), in determining compensation, if any, otherwise payable to Executive, may take the Vested Amount into account.

          SECTION EIGHT. -- ASSIGNABILITY AND BINDING EFFECT.
          --------------------------------------------------

          This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of Executive, and shall inure to the benefit of and be binding upon Employer and its successors, but the obligations of Executive hereunder may not be assigned to another person, firm or corporation nor may they be delegated.




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          SECTION NINE. -- COMPLETE UNDERSTANDING.
          ---------------------------------------

          This Agreement constitutes the complete understanding between the parties with respect to the compensation arrangement described herein, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto.

          SECTION TEN. -- SEVERABILITY.
          ----------------------------

          If any provision of this Agreement or any part hereof is invalid, unlawful or incapable of being enforced, by reason of any rule of law or public policy, all other conditions and provisions of this Agreement which can be given effect without such invalid, unlawful or unenforceable provision shall, nevertheless, remain in full force and effect.

          SECTION ELEVEN. -- WARRANTY.
          ---------------------------

          Executive warrants and represents that he is not a party to any agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

          SECTION TWELVE. -- GOVERNING LAW.
          --------------------------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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          IN WITNESS WHEREOF, the parties hereto have executed this
     Agreement effective as of the day and year first above written.

     LEUCADIA NATIONAL CORPORATION


     By /s/ JOSEPH A. ORLANDO           /s/ LAWRENCE S. HERSHFIELD
       -----------------------          -------------------------
     Name: JOSEPH A. ORLANDO            LAWRENCE S. HERSHFIELD
     Title: VICE PRESIDENT AND
            COMPTROLLER




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